UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 30, 2009

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5402 Parkdale Drive, Suite 101

Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(952) 215-0660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Second Closing on Bridge Loan Extended.

Effective April 30, 2009, Granite City Food & Brewery Ltd. (the “Company”) entered into an amendment to the bridge loan agreement dated March 30, 2009 with the investors therein (the “Amendment No. 2”).  The bridge loan provided for $1,000,000 of partially convertible debt financing to the Company, and was described in the Company’s Current Report on Form 8-K filed April 3, 2009, which is incorporated herein by reference.  The Company has closed on $800,000 of the debt.  Amendment No. 2 extends the time period for the closing of the $200,000 balance on the loan from the end of April 2009 to the end of May 2009. Amendment No. 2 is attached as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 8.01             OTHER EVENTS.

The Company and the investors previously entered into an Amendment No. 1 to the bridge loan agreement, which made certain amendments to the Forms of Note and Warrant.  Amendment No. 1 is attached as Exhibit 10.2 hereto and incorporated herein by reference.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: May 6, 2009	By:	/s/ James G. Gilbertson
James G. Gilbertson
Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1            Amendment No. 2 to Bridge Loan Agreement by and between Granite City Food & Brewery Ltd., Granite City Restaurant Operations, Inc. and Harmony Equity Income Fund, L.L.C. dated April 30, 2009.

Exhibit 10.2            Amendment No. 1 to Bridge Loan Agreement by and between Granite City Food & Brewery Ltd., Granite City Restaurant Operations, Inc. and Harmony Equity Income Fund, L.L.C., including the Amended Forms of Note and Warrant, dated April 22, 2009.